Exhibit 99.1
                             Joint Filer Information

Name: Millennium Holding Group, L.P.

Address:  666 5th Avenue
          New York, New York 10103

Designated Filer: Millennium Management, LLC

Issuer: StemCells, Inc.

Date of Event Requiring Statement:

Signature:  MILLENNIUM HOLDING GROUP, L.P.

        By: Millennium Management LLC
        as General Partner
        By: Israel A. Englander
        as Sole Managing Member

        By: /s/ Israel A. Englander
            --------------------------------
            Name:  Israel A. Englander


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                             Joint Filer Information

Name: The Riverview Group, LLC

Address:  666 5th Avenue
          New York, New York 10103

Designated Filer: Millennium Management, LLC

Issuer: StemCells, Inc.

Date of Event Requiring Statement:

Signature:  THE RIVERVIEW GROUP, LLC

        By: /s/ Terry Feeney
            ------------------------------
            Name:  Terry Feeney
            Title: Chief Executive Officer

                             Joint Filer Information

Name: Israel A. Englander.

Address:  666 5th Avenue
          New York, New York 10103

Designated Filer: Millennium Management, LLC

Issuer: StemCells, Inc.

Date of Event Requiring Statement:

Signature:  ISRAEL A. ENGLANDER

        By: Israel A. Englander
            ---------------------------
            Israel A. Englander